FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Becky Howland, Ph.D.
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-9350
ed.lockwood@kla-tencor.com	becky.howland@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2018 FIRST QUARTER RESULTS
MILPITAS, Calif., October 26, 2017 -KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its first quarter of fiscal year 2018, which ended on September 30, 2017, and reported GAAP net income of $281 million and GAAP earnings per diluted share of $1.78 on revenues of $970 million.

“I am very pleased to report that KLA-Tencor delivered record shipments, revenues and non-GAAP earnings per diluted share in Q1 of fiscal 2018,” commented Rick Wallace, President and Chief Executive Officer of KLA-Tencor. “These results demonstrate successful execution of our long term strategies, and the critical nature process control plays in enabling semiconductor industry growth.”

GAAP Results
	Q1 FY 2018	Q4 FY 2017	Q1 FY 2017
Revenues	$970 million	$939 million	$751 million
Net Income	$281 million	$256 million	$178 million
Earnings per Diluted Share	$1.78	$1.62	$1.13

Non-GAAP Results
	Q1 FY 2018	Q4 FY 2017	Q1 FY 2017
Net Income	$284 million	$259 million	$182 million
Earnings per Diluted Share	$1.80	$1.64	$1.16
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restructuring, severance, merger and other related charges and certain discrete tax items. KLA-Tencor will discuss the results for its fiscal year 2018 first quarter, along with its outlook, on a conference call today beginning at 3:00 p.m. Pacific Daylight Time. A webcast of the call will be available at: www.kla-tencor.com.
About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for more than 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at http://www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.
To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2017	June 30, 2017
ASSETS
Cash, cash equivalents and marketable securities	$3,056,484	$3,016,740
Accounts receivable, net	666,738	571,117
Inventories	762,401	732,988
Other current assets	73,873	71,221
Land, property and equipment, net	279,872	283,975
Goodwill	349,678	349,526
Deferred income taxes, non-current	282,302	291,967
Purchased intangibles, net	17,763	18,963
Other non-current assets	201,287	195,676
Total assets	$5,690,398	$5,532,173
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$138,657	$147,380
Deferred system profit	209,267	180,861
Unearned revenue	61,484	65,507
Current portion of long-term debt	249,996	249,983
Other current liabilities	806,636	649,431
Total current liabilities	1,466,040	1,293,162
Non-current liabilities:
Long-term debt	2,524,842	2,680,474
Unearned revenue	60,456	59,713
Other non-current liabilities	175,104	172,407
Total liabilities	4,226,442	4,205,756
Stockholders’ equity:
Common stock and capital in excess of par value	518,223	529,283
Retained earnings	996,514	848,457
Accumulated other comprehensive income (loss)	(50,781)	(51,323)
Total stockholders’ equity	1,463,956	1,326,417
Total liabilities and stockholders’ equity	$5,690,398	$5,532,173

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended September 30,
(In thousands, except per share amounts)	2017	2016
Revenues:
Product	$760,787	$561,753
Service	208,794	188,920
Total revenues	969,581	750,673
Costs and expenses:
Costs of revenues	353,449	277,836
Research and development	146,732	129,233
Selling, general and administrative	107,713	94,388
Interest expense and other, net	25,535	26,996
Income before income taxes	336,152	222,220
Provision for income taxes	55,216	44,119
Net income	$280,936	$178,101
Net income per share:
Basic	$1.79	$1.14
Diluted	$1.78	$1.13
Cash dividends declared per share	$0.59	$0.52
Weighted-average number of shares:
Basic	156,826	156,129
Diluted	157,846	157,021

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	September 30,
(In thousands)	2017	2016
Cash flows from operating activities:
Net income	$280,936	$178,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,282	14,422
Asset impairment charges	1,000	358
Non-cash stock-based compensation expense	14,031	11,478
Net gain on sales of marketable securities and other investments	(20)	(204)
Changes in assets and liabilities, net of business acquisition:
Accounts receivable, net	(95,621)	(38,241)
Inventories	(20,194)	1,187
Other assets	(2,235)	19,477
Accounts payable	(8,877)	(1,547)
Deferred system profit	28,406	11,089
Other liabilities	160,921	(26,343)
Net cash provided by operating activities	373,629	169,777
Cash flows from investing activities:
Acquisition of non-marketable securities	—	(1,470)
Business acquisition	(710)	—
Capital expenditures, net	(15,756)	(9,883)
Purchases of available-for-sale securities	(191,744)	(457,512)
Proceeds from sale of available-for-sale securities	50,095	111,106
Proceeds from maturity of available-for-sale securities	268,665	197,100
Purchases of trading securities	(11,876)	(52,465)
Proceeds from sale of trading securities	14,320	45,301
Net cash provided by (used in) investing activities	112,994	(167,823)
Cash flows from financing activities:
Repayment of debt	(156,250)	(40,000)
Tax withholding payments related to vested and released restricted stock units	(23,628)	(17,376)
Common stock repurchases	(39,927)	—
Payment of dividends to stockholders	(100,327)	(89,313)
Net cash used in financing activities	(320,132)	(146,689)
Effect of exchange rate changes on cash and cash equivalents	1,155	2,572
Net increase (decrease) in cash and cash equivalents	167,646	(142,163)
Cash and cash equivalents at beginning of period	1,153,051	1,108,488
Cash and cash equivalents at end of period	$1,320,697	$966,325
Supplemental cash flow disclosures:
Income taxes paid, net	$23,858	$39,411
Interest paid	$3,005	$3,243
Non-cash activities:
Purchase of land, property and equipment - investing activities	$4,734	$1,974
Business acquisition holdback amounts - investing activities	$4,780	$—
Unsettled common stock repurchase - financing activities	$848	$—
Dividends payable - financing activities	$7,011	$12,045

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended
		September 30, 2017	June 30, 2017	September 30, 2016
GAAP net income		$280,936	$256,162	$178,101
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	1,587	1,029	1,267
Merger-related charges	b	3,015	3,072	3,605
Income tax effect of non-GAAP adjustments	c	(1,599)	(1,295)	(1,259)
Non-GAAP net income		$283,939	$258,968	$181,714
GAAP net income per diluted share		$1.78	$1.62	$1.13
Non-GAAP net income per diluted share		$1.80	$1.64	$1.16
Shares used in diluted shares calculation		157,846	157,931	157,021
Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition- related charges	Merger-related charges	Total pre-tax GAAP to non-GAAP adjustments
Three months ended September 30, 2017
Costs of revenues	$1,530	$405	$1,935
Research and development	—	1,147	1,147
Selling, general and administrative	57	1,463	1,520
Total in three months ended September 30, 2017	$1,587	$3,015	$4,602
Three months ended June 30, 2017
Costs of revenues	$708	$9	$717
Research and development	—	995	995
Selling, general and administrative	321	2,068	2,389
Total in three months ended June 30, 2017	$1,029	$3,072	$4,101
Three months ended September 30, 2016
Costs of revenues	$650	$260	$910
Research and development	—	982	982
Selling, general and administrative	617	2,363	2,980
Total in three months ended September 30, 2016	$1,267	$3,605	$4,872

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition-related charges include amortization of intangible assets and inventory fair value adjustments, and transaction costs associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets and acquisition related costs are appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performances with our results in prior periods as well as with the performance of other companies.

b.
Merger-related charges associated with the terminated merger agreement between KLA-Tencor and Lam Research Corporation (“Lam”) primarily includes employee retention-related expenses, legal expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.